EXHIBIT 99.1


(BW) (INTERVEST-BANCSHARES) (IBCA)
                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
              REPORTS 2006 SECOND QUARTER EARNINGS OF $6.4 MILLION
              ----------------------------------------------------
          Business Editors - New York - (Business Wire - July 18, 2006)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the second quarter of 2006 increased by $1.9 million, or 42%, to $6.4 million, or $0.77 per diluted share, from $4.5 million, or $0.67 per diluted share, in the second quarter of 2005. For the first half of 2006, consolidated net earnings increased by $5.0 million, or 64%, to $12.8 million or $1.54 per diluted share, from $7.8 million or $1.15 per diluted share reported in the first half of 2005. The earnings per share calculations for the 2006 periods included a greater number of outstanding shares resulting primarily from a public offering of 1.4 million shares of Class A common stock in the third quarter of 2005.

     The Company's efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, improved to 19% in the second quarter of 2006, from 25% in the second quarter of 2005. The Company was recognized as the most efficient bank holding company in 2005 among the 500 largest bank holding companies in the nation according to an article that appeared in the June 22, 2006 issue of American Banker. The Company's return on average assets and equity was 1.42% and 17.66%, respectively, in the 2006 second quarter, compared to 1.26% and 19.01% in the 2005 second quarter, and its book value per common share rose to $19.04 at June 30, 2006, from $17.41 at December 31, 2005.

     The $1.9 million increase in 2006 second quarter earnings over the same period of 2005 reflected the continued growth in the Company's lending activities and an improved net interest margin. Net interest and dividend income, the Company's primary source of revenues, grew by 42% or $3.9 million, reflecting a $295 million increase in average loans outstanding and an increase in the net interest margin to 2.94% from 2.59%. The higher margin was due to the Company's yield on interest-earning assets increasing at a faster pace than its cost of funds as well as an increase of $56 million in its net interest-earning assets resulting largely from $26.3 million of proceeds from the issuance of common stock as noted above and increased retained earnings. The growth in net interest and dividend income was partially offset primarily by a $1.5 million increase in income tax expense due to higher pretax income and a $0.4 million decrease in noninterest income due to a lower level of income from loan prepayments. Noninterest expenses remained unchanged as additional payroll costs and other operating expenses associated with the Company's growth in staff and total assets were largely offset by a decrease in executive bonuses and a nonrecurring Nasdaq National Market entry fee paid in the 2005 period. The Company had 76 employees at June 30, 2006, compared to 68 at June 30, 2005, and its effective income tax rate was approximately 44% for both periods.

     The $5.0 million increase in 2006 first-half earnings over the same period of 2005 was due to an $8.1 million increase in net interest and dividend income, a $0.8 million increase in noninterest income and a $0.5 million decrease in the provision for loan losses, partially offset by increases in income tax expense of $4.0 million and noninterest expenses of $0.4 million. The increases in net interest and dividend income and income tax expense were due to the same factors noted above. Noninterest income increased primarily due to a higher level of income from loan prepayments, while the provision for loan losses was lower due to a decrease in the rate of net loan growth over the prior year period. Noninterest expenses were higher primarily due to increases in payroll costs and other operating expenses associated with the Company's growth in staff and total assets, partially offset by a decrease in executive bonuses and a nonrecurring Nasdaq National Market entry fee paid in the 2005 period.

     Total consolidated assets at June 30, 2006 increased by 5% to $1.79 billion from $1.71 billion at December 31, 2005. The increase reflected the growth in the Company's loan portfolio and a higher level of security investments, partially offset by a decrease in other short-term investments.

     Total consolidated loans, net of unearned fees, at June 30, 2006 increased by 5% to $1.44 billion from $1.37 billion at December 31, 2005. The increase was due to new mortgage loan originations secured by commercial and multifamily real estate exceeding principal repayments. New loan originations totaled $147 million in the second quarter of 2006 and $290 million in the first half of 2006, compared to $173 million and $325 million, respectively, for the same periods of 2005.

     Total consolidated security investments at June 30, 2006 increased 19% to $306.6 million from $256.7 million at December 31, 2005. The investment portfolio at June 30, 2006, all of which was held by Intervest National Bank, had a weighted-average remaining maturity of 1.3 years and a yield of 4.12%, compared to 1.1 years and a yield of 3.26% at December 31, 2005. Intervest National Bank invests in short-term U.S. government agency debt obligations to emphasize liquidity and currently targets its loan-to-deposit ratio at approximately 85%.

     Total consolidated cash and other short-term investments at June 30, 2006 decreased by 66% to $19.5 million from $56.7 million at December 31, 2005. The decrease reflected the investment of funds into loans and securities.

      Total consolidated deposits at June 30, 2006 increased by 5% to $1.45 billion from $1.38 billion at December 31, 2005, reflecting an increase in certificate of deposit accounts of $72.2 million and a net increase in checking, savings and money market accounts totaling $3.4 million.

     Total consolidated borrowed funds and related interest payable at June 30, 2006 decreased by 4% to $149.5 million from $155.7 million at December 31, 2005. The decrease was primarily due to $4.8 million of principal repayments of debentures and a $1.2 million decrease in accrued debenture interest payable.

     Total consolidated stockholders' equity at June 30, 2006 increased by 10% to $149.4 million from $136.2 million at December 31, 2005. The increase reflected net earnings of $12.8 million and $0.4 million from the conversion of convertible debentures into common stock.

     Intervest Bancshares Corporation is a financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Gulfport, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation,  a  broker/dealer  and  an  NASD  member  firm.

     Additionally, Intervest National Bank has received regulatory permission to open an additional branch office at 483 Mandalay Avenue in Clearwater Beach, Florida. The Bank expects to complete renovations and open the office by August 1, 2006. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ National Market: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION One Rockefeller Plaza (Suite 400),
          New York, New York 10020-2002
          212-218-2800 Fax - 212-218-2808

              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                        INTERVEST BANCSHARES CORPORATION
                                        --------------------------------
                                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------------
                                                                QUARTER ENDED              SIX-MONTHS ENDED
(Dollars in thousands, except per share amounts)                   JUNE 30,                    JUNE 30,
                                                          ------------------------------------------------------
                                                              2006          2005          2006          2005
----------------------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income . . . . . . . . . . . . . .  $    31,737   $    22,696   $    61,803   $    43,264
Interest expense . . . . . . . . . . . . . . . . . . . .       18,647        13,500        36,227        25,783
                                                          ------------------------------------------------------
Net interest and dividend income . . . . . . . . . . . .       13,090         9,196        25,576        17,481
Provision for loan losses. . . . . . . . . . . . . . . .          589           452           950         1,485
                                                          ------------------------------------------------------
Net interest and dividend income
    after provision for loan losses. . . . . . . . . . .       12,501         8,744        24,626        15,996
Noninterest income . . . . . . . . . . . . . . . . . . .        1,612         2,009         3,694         2,887
Noninterest expenses . . . . . . . . . . . . . . . . . .        2,732         2,749         5,528         5,123
                                                          ------------------------------------------------------
Earnings before income taxes . . . . . . . . . . . . . .       11,381         8,004        22,792        13,760
Provision for income taxes . . . . . . . . . . . . . . .        4,973         3,481         9,964         5,989
                                                          ------------------------------------------------------
NET EARNINGS . . . . . . . . . . . . . . . . . . . . . .  $     6,408   $     4,523   $    12,828   $     7,771
                                                          ======================================================

BASIC EARNINGS PER SHARE . . . . . . . . . . . . . . . .  $      0.82   $      0.72   $      1.64   $      1.24
DILUTED EARNINGS PER SHARE . . . . . . . . . . . . . . .  $      0.77   $      0.67   $      1.54   $      1.15

Adjusted net earnings for diluted earnings per share (1)  $     6,445   $     4,578   $    12,905   $     7,881
Weighted-average common shares and common
  equivalent shares outstanding for computing:
    Basic earnings per share . . . . . . . . . . . . . .    7,842,288     6,275,954     7,834,063     6,274,904
    Diluted earnings per share (2) . . . . . . . . . . .    8,372,967     6,870,292     8,361,417     6,870,803
Common shares outstanding at end of period . . . . . . .    7,848,905     6,279,501     7,848,905     6,279,501
Common stock warrants outstanding at end of period . . .      696,465       696,465       696,465       696,465

Yield on interest-earning assets . . . . . . . . . . . .         7.14%         6.39%         7.09%         6.26%
Cost of funds. . . . . . . . . . . . . . . . . . . . . .         4.65%         4.15%         4.60%         4.07%
Net interest margin. . . . . . . . . . . . . . . . . . .         2.94%         2.59%         2.93%         2.53%
Return on average assets (3) . . . . . . . . . . . . . .         1.42%         1.26%         1.45%         1.10%
Return on average equity (3) . . . . . . . . . . . . . .        17.66%        19.01%        18.09%        16.68%
Effective income tax rate. . . . . . . . . . . . . . . .        43.70%        43.49%        43.72%        43.52%
Efficiency ratio (4) . . . . . . . . . . . . . . . . . .           19%           25%           19%           25%
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                         AT           AT           AT           AT           AT
                                                       JUN 30,      MAR 31,      DEC 31,      SEP 30,      JUN 30,
SELECTED FINANCIAL CONDITION INFORMATION:               2006         2006         2005         2005         2005
---------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Total assets. . . . . . . . . . . . . . . . . . . .  $1,791,672   $1,790,524   $1,706,423   $1,630,845   $1,511,604
Total cash and short-term investments . . . . . . .  $   19,540   $   27,831   $   56,716   $   43,023   $   75,197
Total securities held to maturity . . . . . . . . .  $  300,779   $  327,974   $  251,508   $  237,724   $  231,630
Total FRB and FHLB stock. . . . . . . . . . . . . .  $    5,813   $    6,299   $    5,241   $    6,118   $    5,983
Total loans, net of unearned fees . . . . . . . . .  $1,439,436   $1,402,008   $1,367,986   $1,319,155   $1,174,107
Total deposits. . . . . . . . . . . . . . . . . . .  $1,450,955   $1,429,681   $1,375,330   $1,302,309   $1,217,506
Total borrowed funds and accrued interest payable .  $  149,528   $  178,480   $  155,725   $  160,491   $  163,021
Total stockholders' equity. . . . . . . . . . . . .  $  149,413   $  142,828   $  136,178   $  129,207   $   97,975
Total allowance for loan losses . . . . . . . . . .  $   16,131   $   15,542   $   15,181   $   14,394   $   12,591
Total loans ninety days past due and still accruing  $    1,332   $    1,505   $    2,649   $    2,672   $    2,672
Total nonperforming loans . . . . . . . . . . . . .  $    3,076   $    1,725   $      750   $      750   $      750
Total loan chargeoffs . . . . . . . . . . . . . . .  $        -   $        -   $        -   $        -   $        -
Book value per common share . . . . . . . . . . . .  $    19.04   $    18.22   $    17.41   $    16.69   $    15.60
Allowance for loan losses / net loans . . . . . . .        1.12%        1.11%        1.11%        1.09%        1.07%
--------------------------------------------------------------------------------------------------------------------

(1) Represents net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if the convertible debentures were assumed to be converted for purposes of computing diluted earnings per share.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding warrants were considered for the EPS computations.

     Convertible debentures (principal and accrued interest) outstanding at June 30, 2006 and 2005 totaling $3,181,000 and $4,826,000, respectively, were convertible into common stock at a price of $16.00 per share in 2006 and $14.00 per share in 2005. Assumed conversion results in additional common shares (based on average balances outstanding) of approximately 205,000 in the 2006 EPS computations and 344,000 in the 2005 EPS computations.

(3)  Returns for the quarterly and six-month periods have been annualized.

(4) Represents noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                                            INTERVEST BANCSHARES CORPORATION
                                            --------------------------------
                                            CONSOLIDATED FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------------------------------------------
                                                                     At or For The Period Ended
                                                -------------------------------------------------------------------
                                                 Six-Months      Year         Year         Year
                                                   Ended         Ended        Ended        Ended          Year
                                                  June 30,      Dec 31,      Dec 31,      Dec 31,        Ended
($in thousands, except per share amounts)           2006         2005         2004         2003       Dec 31, 2002
-------------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets . . . . . . . . . . . . . . . . .  $ 1,791,672   $1,706,423   $1,316,751   $  911,523   $     686,443
Asset growth rate. . . . . . . . . . . . . . .            5%          30%          44%          33%             34%
Total loans, net of unearned fees. . . . . . .  $ 1,439,436   $1,367,986   $1,015,396   $  671,125   $     489,912
Loan growth rate . . . . . . . . . . . . . . .            5%          35%          51%          37%             33%
Total deposits . . . . . . . . . . . . . . . .  $ 1,450,955   $1,375,330   $  993,872   $  675,513   $     505,958
Deposit growth rate. . . . . . . . . . . . . .            5%          38%          47%          34%             40%
Loans/deposits (Intervest National Bank) . . .           88%          88%          86%          79%             76%
Borrowed funds and accrued interest payable. .  $   149,528   $  155,725   $  202,682   $  140,383   $     114,032
Stockholders' equity . . . . . . . . . . . . .  $   149,413   $  136,178   $   90,094   $   75,385   $      53,126
Common shares outstanding (1). . . . . . . . .    7,848,905    7,823,058    6,271,433    5,988,377       4,703,087
Common book value per share. . . . . . . . . .  $     19.04   $    17.41   $    14.37   $    12.59   $       11.30
Market price per common share. . . . . . . . .  $     40.50   $    24.04   $    19.74   $    14.65   $       10.80
-------------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans. . . . . . . . . . . . . .  $     3,076   $      750   $    4,607   $    8,474   $           -
Allowance for loan losses. . . . . . . . . . .  $    16,131   $   15,181   $   11,106   $    6,580   $       4,611
Loans ninety days past due and still accruing.  $     1,332   $    2,649   $        -   $        -   $           -
Loan recoveries (2). . . . . . . . . . . . . .  $         -   $        -   $        -   $        -   $         107
Loan chargeoffs (3). . . . . . . . . . . . . .  $         -   $        -   $        -   $        -   $         150
Foreclosed real estate . . . . . . . . . . . .  $         -   $        -   $        -   $        -   $       1,081
Allowance for loan losses / net loans. . . . .         1.12%        1.11%        1.09%        0.98%           0.94%
-------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income . . . . . . . . .  $    61,803   $   97,881   $   66,549   $   50,464   $      43,479
Interest expense . . . . . . . . . . . . . . .       36,227       57,447       38,683       28,564          26,325
                                                -------------------------------------------------------------------
Net interest and dividend income . . . . . . .       25,576       40,434       27,866       21,900          17,154
Provision for loan losses. . . . . . . . . . .          950        4,075        4,526        1,969           1,274
Noninterest income . . . . . . . . . . . . . .        3,694        6,594        5,140        3,321           2,218
Noninterest expenses . . . . . . . . . . . . .        5,528       10,703        8,251        7,259           6,479
                                                -------------------------------------------------------------------
Earnings before income taxes . . . . . . . . .       22,792       32,250       20,229       15,993          11,619
Provision for income taxes . . . . . . . . . .        9,964       14,066        8,776        6,873           4,713
                                                -------------------------------------------------------------------
Net earnings . . . . . . . . . . . . . . . . .  $    12,828   $   18,184   $   11,453   $    9,120   $       6,906
                                                -------------------------------------------------------------------
Basic earnings per share . . . . . . . . . . .  $      1.64   $     2.65   $     1.89   $     1.85   $        1.71
Diluted earnings per share . . . . . . . . . .  $      1.54   $     2.47   $     1.71   $     1.53   $        1.37
Adjusted net earnings used to calculate
      diluted earnings per share . . . . . . .  $    12,905   $   18,399   $   11,707   $    9,572   $       7,342
Average common shares used to calculate:
    Basic earnings per share . . . . . . . . .    7,834,063    6,861,887    6,068,755    4,938,995       4,043,619
    Diluted earnings per share . . . . . . . .    8,361,417    7,449,658    6,826,176    6,257,720       5,348,121
Net interest margin. . . . . . . . . . . . . .         2.93%        2.70%        2.52%        2.90%           2.88%
Return on average assets . . . . . . . . . . .         1.45%        1.20%        1.02%        1.19%           1.13%
Return on average equity . . . . . . . . . . .        18.09%       16.91%       14.14%       15.34%          15.56%
Effective income tax rate. . . . . . . . . . .        43.72%       43.62%       43.38%       42.98%          40.56%
Efficiency ratio (4) . . . . . . . . . . . . .           19%          23%          25%          29%             33%
Full-service banking offices . . . . . . . . .            6            6            6            6               6
-------------------------------------------------------------------------------------------------------------------

(1) The increase of 25,847 shares in 2006 from 2005 was from the conversion of convertible debentures into Class A common stock. The increase in shares in 2005 from 2004 was due to 1,436,468 from a public offering of Class A common stock and 115,157 from the conversion of convertible debentures into Class A common stock. The increase in 2004 from 2003 was due to 42,510 from the exercise of Class A common stock warrants and 240,546 from the conversion of convertible debentures. The increase in 2003 from 2002 was due to the following: 945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation.

(2) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.

(3) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.

(4) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.